SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 25 , 1999

                            Colonial Commercial Corp.
               (Exact name of Registrant as Specified in Charter)

          New York                    1-6663                  11-2037182
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    (State of other Juris-       (Commission File           (IRS Employer
diction of Incorporation Number)                          Identification No.)

             3601 Hempstead Turnpike, Levittown, New York 11756-1315
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code: 516-796-8400

                ------------------------------------------------
          Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets

         On June 25, 1999, Colonial Commercial Corp.("Colonial"), through its wholly owned subsidiary, Colonial Commercial Sub Corp., purchased all of the assets, subject to all of the liabilities of Universal Supply Group, Inc. ("Universal") for approximately $10. 5 million in cash plus an amount in cash equal to the earnings of Universal for the period April 1, 1999 to June 30, 1999. In connection with the acquisition, Colonial entered into a $16 million lending facility with LaSalle National Bank. Colonial financed the acquisition with $4.0 million of existing cash and a $6.5 million borrowing under the new facility. The borrowings are secured by substantially all of the assets of Universal and Atlantic Hardware and Supply Corporation, a wholly owned subsidiary of Colonial, as well as the corporate guarantee of Colonial. In accordance with the terms of the purchase transaction, Colonial Commercial Sub Corp. will change its name to Universal Supply Group, Inc.

         There are no material relationships between the buyers and the sellers or any of their respective affiliates, officers or directors. The purchase price was determined by negotiations between the parties. Colonial intends to continue the business of Universal and subsequent to closing, entered into five year employment contracts with the current president and two vice presidents of Universal, none of whom were major shareholders.

         Universal's primary business is the distribution of heating and air conditioning equipment and climate controls in the state of New Jersey and part of New York. Universal's products are marketed primarily to heating, ventilation and air conditioning (HVAC) contractors, which in turn sell such products to residential homeowners and commercial/industrial customers. In addition to its approximately 500 different product lines, Universal also provides technical field support, in-house training and climate control consultation for engineers and installers. The 50+ year old company is headquartered in Hawthorne, New Jersey and has six operating locations in New Jersey and one in New York.

Item 7. Financial Statements and Exhibits

         (A) Financial Statements of Business Acquired

                  (1) Since it is impractical to provide the audited financial statements of Universal Supply Group, Inc. for the fiscal years ended March 31, 1999 and 1998 and related statements of operations and cash flows for each of the two years ended March 31, 1999 as required by Item 310(c )(3)( i ) of Regulation S-B at this time, the Company will file the required financial statements on Form 8-K/A as soon as practicable, but not later than sixty days after the required filing of the report.

         (B) Pro forma financial information

                  (1) Any required pro forma financial information also will be filed on Form 8- K/A within sixty days after the required filing of this report.

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         ( C) Exhibits

              The exhibits listed on the Index to Exhibits following the signature page herein are filed as part of this Form 8-K.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of
              1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLONIAL COMMERCIAL CORP.
                                              (Registrant)

                                           /s/ James W. Stewart
                                           --------------------
                                             James W. Stewart
                                         Chief Financial Officer

              Date:  July  8, 1999



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                                INDEX TO EXHIBITS

                                                             Incorporated by
                                            Filed             Reference From
Exhibits                                    Herewith     Form    Date    Exhibit

10(a)  Certain Documents
          Related to Universal
          Supply Group, Inc.                     Yes

         (i)  Purchase Agreement dated
              March 25, 1999 for the
              Business and Assets
              Subject to Certain
              Liabilities of Universal
              Supply Group, Inc.                      10-KSB    3/30/99    10(g)

        (ii) Amendment No. 1 dated
              June 25, 1999 to Purchase
             Agreement dated March
             25, 1999                            Yes

       (iii) Employment Agreement dated
              June 25, 1999 between Colonial
              Commercial Sub Corp. and
              William Pagano                     Yes

        (iv)  Loan and Security Agreement
              dated June 24, 1999 between
              LaSalle Bank National Association
              and Colonial Commercial Sub Corp.  Yes

        (v)   Demand Note dated June 24, 1999
              between LaSalle Bank National
              Association and
              Colonial Commercial Sub Corp.      Yes

       (vi) Guaranty of All Liabilities and
              Security Agreement of Colonial
              Commercial Sub Corp. by
              Colonial Commercial Corp. to
              LaSalle Bank National Associ-
              ation dated June 24, 1999.         Yes


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